UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

               Date of Report:  March 14, 2003
      (Date of Earliest Event Reported:  March 5, 2003)


                    ANR Pipeline Company
   (Exact name of Registrant as specified in its charter)



     Delaware                  1-7320          38-1281775
(State or other jurisdiction  (Commission   (I.R.S. Employer
    of incorporation)           File No.)    Identification No.)



                      El Paso Building
                    1001 Louisiana Street
                    Houston, Texas 77002
     (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (713) 420-2600


Item 2.  Acquisition or Disposition of Assets

     On March 5, 2003, we acquired El Paso Great Lakes, Inc. from American Natural Resources Company, our parent company. El Paso Great Lakes' principal asset is its effective 50 percent ownership interest in Great Lakes Gas Transmission Limited Partnership (Great Lakes), a
Delaware limited partnership and Great Lakes Gas Transmission Company. Great Lakes owns and operates an interstate natural gas pipeline system transporting natural gas for delivery to customers in the midwestern and northeastern United States and Canada. American Natural Resources contributed these assets contemporaneously with our issuance of $300 million of senior unsecured notes. We intend to continue to use the acquired Great Lakes assets in the same manner as they were used immediately prior to our acquisition.

Item 7. Financial Statements

     (a)  Financial Statements of Businesses Acquired

       The required financial statement information will be filed by amendment no later than 60 days after the date that this Form 8-K must be filed.

     (b)  Pro Forma Financial Information

       The required pro forma financial information will be filed by amendment no later than 60 days after the date that this Form 8-K must be filed.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               ANR PIPELINE COMPANY


                               By: /s/ JAMES J. CLEARY
                                  -----------------------
                                       James J. Cleary
                                   President and Director

Date:  March 14, 2003